As filed with the Securities and Exchange Commission on March 17, 2003
                          Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             IEC ELECTRONICS CORP.
             (Exact name of Registrant as specified in its charter)


        Delaware                                     13-3458955
(State or other jurisdiction of         (IRS Employer Identification Number)
incorporation or organization)


                   105 Norton Street, Newark, New York 14513
                                 (315) 331-7742
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

                             IEC ELECTRONICS CORP.
                      2001 Stock Option and Incentive Plan
                              (Full title of plan)


                               W. Barry Gilbert
                     Chairman of the Board and Acting Chief Executive Officer
                             IEC Electronics Corp.
                               105 Norton Street
                                Newark, NY 14513
                           Telephone: (315) 331-7742
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:

                           Martin S. Weingarten, Esq.
                   Boylan, Brown, Code, Vigdor & Wilson, LLP
                               2400 Chase Square
                              Rochester, NY 14604
                           Telephone: (585) 232-5300

                        CALCULATION OF REGISTRATION FEE

                                    Proposed    Proposed
                                    Maximum     Maximum
Title of                            Offering    Aggregate
Securities to   Amount to be        Price Per   Offering        Amount of
be Registered   Registered(1)       Share(2)    Price(2)      Registration Fee

Common Stock,    1,500,000 shares   $0.20       $300,000        $24.27
$.01 par value

     (1) The number of shares of Common Stock to be registered may be adjusted in accordance with the provisions of the IEC Electronics Corp. 2001 Stock Option and Incentive Plan (the "Plan") in the event that, during the period the Plan is in effect, there is effected any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares or the payment of a stock dividend or any other increase or decrease in the number of such shares effected without receipt of consideration by the Registrant. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the Plan.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457 (c) under the Securities Act of 1933 and based upon the last sale price per share of the Registrant's shares of Common Stock as reported by the OTC Bulletin Board on March 12, 2003.

                                     PART I

Item 1. Plan Information
------------------------

     Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information
-------  -----------------------------------------------------------

     Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
-------  ---------------------------------------

     The Registrant hereby incorporates by reference in this Registration Statement the following document previously filed with the Securities and Exchange Commission (the "Commission") (File No. 0-6508):

     (a) The Registrant's Annual Reports on Form 10-K and Form 10-K/A for the fiscal year ended September 30, 2002 filed with the Commission on January 14, 2003 and January 23, 2003, respectively..

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 27, 2002.

     (c) The Registrant's Current Reports on Form 8-K filed with the Commission on October 25, 2002 and November 1, 2002.

     (d) The Registrant's definitive Proxy Statement for the Company's 2003 Annual Meeting of Shareholders filed with the Commission on February 5, 2003.

     (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on December 30, 1992 and effective on February 11, 1993.

     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1943, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
-------  --------------------------

Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-------  ---------------------------------------

     Legal matters in connection with the shares of Registrant's Common Stock issuable under the Plan will be passed upon by Messrs. Boylan, Brown, Code, Vigdor & Wilson, LLP, 2400 Chase Square, Rochester, NY 14604. Justin L. Vigdor, senior counsel to this firm, is a director and Assistant Secretary of the Registrant, and Martin S. Weingarten, counsel to this firm, is Secretary of the Registrant. As of the date of this Registration Statement, Mr. Vigdor owns 192,325 shares of Registrant's Common Stock and has stock options to purchase 19,000 shares of Registrant's Common Stock; Mr. Weingarten owns 100 shares of Registrant's Common Stock and has stock options to purchase 4,500 shares of Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers.
-------  ------------------------------------------

     Section 145 of the Delaware General Corporation Law (the "DGCL"), as amended, gives Delaware corporations the power (but not the obligation) to indemnify each of their present and former officers or directors under certain circumstances, if such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation.

     Article Seventh of Registrant's Amended and Restated Certificate of Incorporation eliminates the personal liability of each director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of such director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit.

     Article Eighth of Registrant's Amended and Restated Certificate of Incorporation also contains a provision to the general effect that each director and officer shall be indemnified by the Registrant against liabilities and expenses in connection with any threatened, pending or contemplated legal proceeding to which he or she may be made a party or with which he or she may become involved by reason of being or having been an officer or director of the Registrant or of any other organization at the request of the Registrant. Such indemnification is authorized to the fullest extent permitted under the DGCL.

     Article VIII of Registrant's By-laws provides that directors and officers will be indemnified by the Registrant to the fullest extent permitted by law for all losses that may be incurred by them in connection with any action, suit or proceeding in which they may become involved by reason of their service as a director or officer of the Registrant.

     The Registrant has entered into an indemnity agreement with each officer and director to provide contractual assurance that the protection afforded by the Registrant's Amended and Restated Certificate of Incorporation and By-laws will be available regardless of changes in the Registrant's charter documents or a change in control of the Registrant.

  The Registrant maintains an officers' and directors' liability insurance policy insuring the covered individuals against acts or omissions taken by such persons in their capacities as officers or directors of Registrant.

Item 7.  Exemption from Registration Claimed.
-------  ------------------------------------

        Not Applicable.

Item 8.  Exhibits.
-------  ---------

     Unless otherwise indicated as being incorporated by reference to another filing of the Registrant with the Commission, each of the following Exhibits is filed herewith:

     Exhibit No.                                Description

     4.1 IEC Electronics Corp. 2001 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.6 of Registrant's Annual Report on Form 10-K for the year ended September 30, 2002).

     5.1 Opinion and consent of Boylan, Brown, Code, Vigdor & Wilson, LLP, counsel of the Registrant, as to the legality of the shares of Common Stock being registered.

     23.1               Consent  of  Rotenberg & Co.,  LLP,  Independent  Public
                        Accountants.


     23.2 Consent of Boylan, Brown, Code, Vigdor & Wilson, LLP is contained in their opinion filed as Exhibit 5.1 to this Registration Statement.

     24.1               Power of Attorney.

Item 9.  Undertakings.
-------  -------------

     (1) The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Newark, State of New York on March 12, 2003.


                                     IEC Electronics Corp.


                                     By: /s/ W. Barry Gilbert
                                     ------------------------
                                         W. Barry Gilbert
                                         Chairman and
                                         Acting Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.


Signature                       Title                           Date


/s/ W. Barry Gilbert    Director, Chairman and                  March 12, 2003
---------------------   Acting Chief Executive Officer
    W. Barry Gilbert   (Principal Executive Officer


/s/ Kevin J. Monacelli  Controller, (Principal Financial        March 12, 2003
----------------------  and Accounting Officer)
    Kevin J. Monacelli


/s/ David J. Beaubien   Director                                March 12, 2003
---------------------
    David J. Beaubien


/s/ Robert P.B. Kidd    Director                                March 12, 2003
--------------------
    Robert P.B. Kidd


/s/ Eben S. Moulton     Director                                March 12, 2003
-------------------
    Eben S. Moulton


/s/ Dermott O'Flanagan  Director                                March 12, 2003
----------------------
    Dermott O'Flanagan


/s/ James C. Rowe       Director                                March 12, 2003
----------------------
    James C. Rowe



/s/ Justin L. Vigdor    Director                                March 12, 2003
----------------------
    Justin L. Vigdor

                                 EXHIBIT INDEX

Exhibit
Number   Description                    Location


4.1      IEC Electronics Corp.          Incorporated by reference to Exhibit
         2001 Stock Option and          10.6 of Registrant's Amended Report on
         Incentive Plan                 Form 10-K for the year ended September
                                        30, 2002

5.1      Opinion and consent of                 *
         Boylan, Brown, Code,
         Vigdor & Wilson, LLP,
         counsel for the Registrant
         as to the legality of the
         shares of Common Stock
         being registered


23.1     Consent of Rotenberg & Co., LLP,       *
         Independent Public Accountants


23.2     Consent of Boylan, Brown,      Included in Exhibit 5.1 to this
         Code, Vigdor & Wilson, LLP     Registration Statement


24.1     Power of Attorney                      *


* Included as part of the electronic submission of this Registration Statement.

                                                                     Exhibit 5.1

                                                        March 12, 2003
IEC Electronics Corp.
105 Norton Street
Newark, NY  14513

        Re:   Registration Statement on Form S-8
              for the IEC Electronics Corp. 2001 Stock Option and Incentive Plan

Ladies and Gentlemen:

     We have acted as counsel to IEC Electronics Corp., a Delaware corporation (the "Registrant"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Registrant to be filed with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended, of 1,500,000 shares the Registrant's Common Stock, $.01 par value per share (the "Shares"), to be issued from time to time pursuant to the IEC Electronics Corp. 2001 Stock Option and Incentive Plan (the "Plan").

     We have examined the Registration Statement and the originals or certified copies of such corporate records, certificates of officers of the Registrant and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

     The opinion expressed below is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.

     Based upon the foregoing, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that (i) the issuance by the Registrant of the Shares pursuant to the Plan has been duly authorized and (ii) when issued and delivered by the Registrant in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, the Shares will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                       BOYLAN, BROWN, CODE,
                                       VIGDOR & WILSON, LLP

                                By: /s/ Martin S. Weingarten
                                ----------------------------
                                        Martin S. Weingarten

                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated November 20, 2002 (except to the matters discussed in Notes 7 and 14, as to which the date is January 14, 2003) included in IEC Electronic Corp.'s Form 10-K for the year ended September 30, 2002 and to all references to our Firm included in this Registration Statement.



                                                   By: /s/ Rotenberg & Co., LLP
                                                   ----------------------------
                                                           Rotenberg & Co., LLP
Rochester, New York
March 12, 2003

                                                                    Exhibit 24.1


                               POWER OF ATTORNEY

     WHEREAS, IEC ELECTRONICS CORP., a Delaware corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 (the "Registration Statement") relating to up to 1,500,000 shares of Common Stock of the Company to be offered and sold from time to time under the IEC Electronics Corp. 2001 Stock Option and Incentive Plan.

     NOW, THEREFORE, each of the undersigned hereby appoints W. Barry Gilbert and Justin L. Vigdor and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments, including post-effective amendments, to the Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in the Registration Statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 12th day of March, 2003.

                                                /s/  David J. Beaubien
                                                ----------------------
                                                     David J. Beaubien

                                                /s/  W. Barry Gilbert
                                                ---------------------
                                                     W. Barry Gilbert

                                                /s/  Robert P.B. Kidd
                                                ---------------------
                                                     Robert P.B. Kidd

                                                /s/  Eben S. Moulton
                                                --------------------
                                                     Eben S. Moulton

                                                /s/  Dermott O'Flanagan
                                                -----------------------
                                                     Dermott O'Flanagan

                                                /s/  James C. Rowe
                                                ------------------
                                                     James C. Rowe

                                                /s/  Justin L. Vigdor
                                                ---------------------
                                                     Justin L. Vigdor

                                                /s/  Kevin J. Monacelli
                                                -----------------------
                                                     Kevin J. Monacelli